UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NanoVibronix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

January 27, 2025

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of NanoVibronix, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on February 24, 2025, at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/NAOV2025SM. To provide access to our stockholders regardless of geographic location, the Company has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast. You or your proxyholder will be able to attend the virtual Special Meeting online, vote, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NAOV2025SM and entering the 16-digit control number included on your proxy card or voting instruction form, as applicable. To receive access to the virtual Special Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement. Details regarding the Special Meeting and the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Stockholders Meeting and proxy statement. You are entitled to vote at our Special Meeting and any adjournments, continuations or postponements thereof only if you were a stockholder as of January 17, 2025.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to be present at the Special Meeting, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. To vote your shares, you may use the enclosed proxy card, vote by telephone or over the Internet, or attend the meeting virtually and submit your vote electronically. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or such other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to virtually attend the meeting and vote online during the meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Special Meeting online.

Thank you for your support of our company. I look forward to seeing you online at the Special Meeting via remote communication.

Sincerely,

/s/ Brian Murphy
Brian Murphy
Chief Executive Officer and Director

NanoVibronix, Inc.

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 24, 2025

A Special Meeting of Stockholders (the “Special Meeting”) of NanoVibronix, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on February 24, 2025, at 10:00 a.m. Eastern Time, via a live webcast on the Internet. You will be able to virtually attend the Special Meeting online, vote and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NAOV2025SM. Only stockholders of record of our common stock, par value $0.001 per share (the “Common Stock”) as of the close of business on January 17, 2025 (the “Record Date”) will be entitled to vote at the Special Meeting and any adjournments, continuations or postponements thereof that may take place.

We will consider and act on the following items of business at the Special Meeting:

(1)	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Company’s Board of Directors (the “Board”) but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-11, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”);
(2)	Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s Common Stock underlying certain warrants issued by us pursuant that certain Securities Exchange Agreement (the “Exchange Agreement”), dated January 7, 2025, upon exercise of such warrants in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior to the execution of the Exchange Agreement (the “Issuance Proposal”)
(3)	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”); and
(2)	Such other business as may arise and that may properly be conducted at the Special Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board recommends a vote FOR the Reverse Stock Split Proposal, the Issuance Proposal and the Adjournment Proposal.

The Board has fixed the close of business on January 17, 2025, as the record date (the “Record Date”) for the Special Meeting. Only stockholders of record of our Common Stock on the Record Date are entitled to receive notice of the Special Meeting and vote at the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company (upon request to us by mail at NanoVibronix, Inc., 969 Pruitt Place, Tyler TX 75703, Attn: Stephen Brown or by calling 914-233-3004 and asking for Stephen Brown) during regular business hours for the 10 calendar days prior to the Special Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares as promptly as possible by Internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Special Meeting” beginning on page 2 of the proxy statement.

If your shares are registered in your name, even if you plan to attend the Special Meeting (or any postponement or adjournment of the Special Meeting) online, we request that you complete, date, sign and mail the enclosed proxy card in accordance with the instructions set out in the proxy card and in the proxy statement to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or such other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to virtually attend the Special Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting online.

By Order of the Board,

/s/ Brian Murphy
Brian Murphy
Chief Executive Officer and Director
January 27, 2025

i

NanoVibronix, Inc.

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 24, 2025

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “the Company,” or “NanoVibronix” refer to NanoVibronix, Inc., a Delaware corporation, and its consolidated subsidiary as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share (the “Common Stock”).

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of NanoVibronix, Inc. to be voted at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually via a live webcast on the Internet on February 24, 2025, at 10:00 a.m. Eastern Time, at the Internet address and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”). This proxy statement and accompanying form of proxy are dated January 27, 2025, and are expected to be first sent, given or made available to stockholders on or about January 27, 2025.

If you held shares of our Common Stock on January 17, 2025, you are invited to attend the Special Meeting virtually at www.virtualshareholdermeeting.com/NAOV2025SM and vote on the proposals described in this proxy statement.

The Company will pay the costs of soliciting proxies from stockholders. Our directors, officers and employees will solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person.

The executive offices of the Company are located at, and the mailing address of the Company, is 969 Pruitt Place, Tyler TX 75703.

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ABOUT THE Special MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to effect, at the discretion of the Company’s Board but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-11, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”);
(2)	Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Common Stock underlying certain warrants issued by us pursuant that certain Securities Exchange Agreement (the “Exchange Agreement”), dated January 7, 2025, upon exercise of such warrants in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior to the execution of the Exchange Agreement (the “Issuance Proposal”);
(3)	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”); and
(4)	Such other business as may arise and that may properly be conducted at the Special Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote by telephone or Internet in accordance with the instructions set forth thereon, to ensure that all your shares are voted.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send a single copy of the proxy materials to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement and other proxy materials in the future, he or she may contact us by mail at NanoVibronix, Inc., 969 Pruitt Place, Tyler TX 75703, Attn: Stephen Brown or by calling 914-233-3004 and asking for Stephen Brown. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Stephen Brown at the address or phone number set forth above.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on January 17, 2025 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 6,138,028 shares of Common Stock were issued and outstanding. See “What are the voting rights of the stockholders?” below.

Who is entitled to vote at the Special Meeting and how many votes do they have?

Holders of Common Stock at the close of business on the Record Date, may vote at the Special Meeting. There were 6,138,028 shares of Common Stock and no shares of any series of preferred stock, respectively, outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting. As related to the Issuance Proposal, the Holder (as defined herein) may not vote any shares of Common Stock received in the Exchange (as defined herein) or upon the exercise of the Pre-Funded Warrant (as defined herein) issued to the Holder pursuant to the Exchange Agreement.

Pursuant to the rights of our stockholders contained in our charter documents, each share of our Common Stock is entitled to one vote on all matters listed in this proxy statement. There is no cumulative voting.

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Why is the Company electing to effect the Reverse Stock Split and how will the Reverse Stock Split be effected?

We currently do not meet the continued listing requirements of the Nasdaq Capital Market (“Nasdaq”) and, as further described below, one of the conditions the Panel (as defined below) is requiring for the limited extension for us to regain compliance with the continued listing requirements is that we shall have effected the Reverse Stock Split (as defined below) on or before March 31, 2025, and, thereafter, maintain a $1.00 closing bid price of our Common Stock for a minimum of ten consecutive trading days.

As previously disclosed, on April 10, 2024, we received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business days between February 27, 2024 and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024 (the “Hearing”).

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received a decision letter (the “Decision Letter”) from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect the Reverse Stock Split; (ii) on or before March 31, 2025, we shall have effected the Reverse Stock Split and, thereafter, maintain a $1.00 closing bid price of the our Common Stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq.

In connection with the Decision Letter and to maintain our listing on Nasdaq, our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) authorizing a reverse stock split of the outstanding shares of our Common Stock at a ratio in the range of 1-for-2 to 1-for-11, such ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split”), and granting the Board the discretion to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware effecting the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting or to abandon the Reverse Stock Split altogether. The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Annex A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Common Stock in lieu of a fractional share. See also “— Reasons for the Reverse Stock Split Amendment” in Proposal 1 – The Reverse Stock Split Proposal on page 11.

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What is the quorum requirement for the business to be conducted at the Special Meeting?

The presence, by virtual attendance or by proxy, of the holders of one-third of the voting power of all of the shares of the stock entitled to vote at the Special Meeting, is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting by virtual attendance or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

If a quorum is not present or represented at the Special Meeting, the chair of the Special Meeting may adjourn the meeting to another place, if any, date, or time without notice other than announcement at the meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with VStock Transfer, LLC, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The proxy statement and the proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine matters” where your broker has discretionary voting authority over your shares. Under the rules of the New York Stock Exchange that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, in the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the Issuance Proposal.

We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card to ensure that your shares will be voted at the Special Meeting.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority.

With respect to the Reverse Stock Split Proposal and the Adjournment Proposal, your broker will have the discretion to vote your shares and, therefore, will be able to vote your shares with respect to such proposals even if you do not provide your broker with instructions on those proposals.

The Issuance Proposal is not considered a “routine matter.” In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the Issuance Proposal.

When and where is the Special Meeting and what do I need to be able to attend online?

The Special Meeting will be held on February 24, 2025, at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/NAOV2025SM. Any stockholder who owns our Common Stock on the Record Date can attend the Special Meeting online.

4

You will be able to attend the Special Meeting online, vote, and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NAOV2025SM. To participate in the virtual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form, as applicable. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

How do I vote my shares?

If you are a record holder, you may choose one of the following methods to vote your shares:

●	Via Internet: as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your stockholder control number, which can be found on your proxy card, when you access this voting site. You may vote via the Internet until 11:59 p.m., Eastern Time on February 23, 2025.

●	Via telephone: call 1-800-690-6903 and then follow the voice instructions. Please have your stockholder control number, which can be found on your proxy card, when you call. You may vote by telephone until 11:59 p.m., Eastern Time on February 23, 2025.

●	Via mail: You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

●	Online: Online during the Special Meeting at www.virtualshareholdermeeting.com/NAOV2025SM. You will need your stockholder control number, which can be found on your proxy card, in hand when you vote online during the Special Meeting.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed Brian Murphy, our Chief Executive Officer and Director, and Stephen Brown, our Chief Financial Officer, to serve as the proxies for the Special Meeting. Your proxy will be valid only if you complete and return it before the Special Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each of the Reverse Stock Split Proposal, the Issuance Proposal and the Adjournment Proposal to which you provided no voting instructions. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares during the virtual Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy prior to the Special Meeting, you will not be able to vote your nominee-held shares during the Special Meeting.

Who counts the votes?

All votes will be tabulated by the Inspector of Election appointed for the Special Meeting. Each proposal will be tabulated separately.

5

Can I vote my shares at the Special Meeting?

Yes. If you are a stockholder of record, you may vote your shares during the meeting by submitting your vote electronically at the Special Meeting.

If you hold your shares in “street name,” you may vote your shares during the Special Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the virtual Special Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What are my choices when voting?

Stockholders may vote for, against or abstain from voting on each of the Reverse Stock Split Proposal, the Issuance Proposal and the Adjournment Proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote “FOR” each of the Reverse Stock Split Proposal, the Issuance Proposal and the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted “FOR” each of the Reverse Stock Split Proposal, the Issuance Proposal and the Adjournment Proposal.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be unable to vote those shares with respect to the Issuance Proposal. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the virtual Special Meeting and submitting your vote electronically. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the virtual Special Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to Brian Murphy, our Chief Executive Officer and a director, at the Company’s address above, which notice must be received before 6:00 p.m., Eastern Time on Thursday, February 20, 2025.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

6

What votes are required to approve each proposal?

Assuming the presence of a quorum, the following sets forth the voting requirement with respect to each proposal:

Proposal 1 — The Reverse Stock Split Proposal	The affirmative “FOR” vote of a majority of the votes cast “FOR” or “AGAINST” the proposal.

Proposal 2 — The Issuance Proposal	The affirmative “FOR” vote of a majority of the votes cast “FOR” or “AGAINST” the proposal.

Proposal 3 — The Adjournment Proposal	The affirmative “FOR” vote of a majority of the votes cast “FOR” or “AGAINST” the proposal.

How are abstentions and broker non-votes treated?

Abstentions will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Abstentions will have no effect on the proposal to approve the Reverse Stock Split Proposal, the Issuance Proposal or the Adjournment Proposal.

Broker non-votes will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Failure to instruct your broker how to vote with respect to the Reverse Stock Split Proposal, the Issuance Proposal or the Adjournment Proposal will have no effect on the outcome of the votes because broker non-votes are not considered shares entitled to vote. However, if you do not give your broker specific instructions on how to vote your shares with respect to the Reverse Stock Split Proposal or the Adjournment Proposal, your broker may vote your shares at its discretion. Brokers who have not received voting instructions from the beneficial owner do not have discretionary authority to vote on the Issuance Proposal. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on the Issuance Proposal, no votes will be cast on the Issuance Proposal on your behalf.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Proxies are being solicited by the Board on behalf of the Company. In addition, we have engaged Campaign Management (“Campaign Management”), the proxy solicitation firm hired by the Company, at an approximate cost of $30,000, plus reimbursement expenses, to solicit proxies on behalf of our Board. Campaign Management may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Campaign Management as well as the reimbursement of expenses of Campaign Management will be borne by us. Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the Common Stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to contact Stephen Brown by email at steve@nanovibronix.com or phone at 914-233-3004.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by:

●	each person known by us to beneficially own more than 5.0% of our Common Stock;

●	each of our directors;

●	each of the “Named Executive Officers” as such term is defined pursuant to Rule 402 of Regulation S-K; and

●	all of our directors and executive officers as a group.

The percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o NanoVibronix, Inc., 969 Pruitt Place, Tyler TX 75703. As of the Record Date, we had 6,138,028 shares of Common Stock, 0 shares of Series C Preferred Stock, 0 shares of Series D Preferred Stock, 0 shares of Series E Preferred Stock and 0 shares of Series F Preferred Stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares Outstanding (1)
5% Owners
Armistice Capital, LLC	613,189	(2)	9.99% (2)

Directors and Executive Officers
Stephen Brown	64,200	(3)	1.0%
Harold Jacob, M.D.	23,827	(4)	*
Martin Goldstein, M.D.	43,000	(5)	*
Michael Ferguson	40,000	(6)	*
Thomas R. Mika	40,000	(7)	*
Christopher Fashek	67,750	(8)	1.1%
Brian Murphy	100,000	(9)	1.6%
Aurora Cassirer	40,100	(10)	*
Maria Schroeder	40,000	(11)	*
All directors and executive officers as a group (9 persons)	458,877		7.0%

*	Represents Ownership of Less than 1%

(1)	Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assume the exercise of all options, warrants and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person.

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(2)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Comprised of 613,189 shares of common stock issuable upon the exercise of the Pre-Funded Warrant and excludes (i) 1,744,186 shares of common stock issuable upon the exercise of the Common Warrant (as defined herein) and (ii) 231,811 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrant. The Pre-Funded Warrant is subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising the portion of the Pre-Funded Warrant that would result in the stockholder and its affiliates owning, after exercise, the number of shares of Common Stock in excess of the beneficial ownership limitation. The Common Warrant is subject to a beneficial ownership limitation of 4.99% and may not be exercised until the Issuance Proposal has been approved by the stockholders. The address of Armistice Capital, LLC is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Comprised of 200 shares of Common Stock held by Mr. Brown and 64,000 shares of common stock that may be purchased by Mr. Brown upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(4)	Comprised of (i) 3,209 shares of Common Stock held by Medical Instrument Development Inc., an entity controlled by Dr. Jacob, (ii) 618 shares of Common Stock held by Dr. Jacob, and (iii) 20,000 shares of Common Stock that may be purchased by Dr. Jacob upon the exercise of stock options.

(5)	Comprised of 43,000 shares of Common Stock that may be purchased by Dr. Goldstein upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(6)	Comprised of 40,000 shares of Common Stock that may be purchased by Mr. Ferguson upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(7)	Comprised of 40,000 shares of Common Stock that may be purchased by Mr. Mika upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(8)	Comprised of 3,750 shares of Common Stock held by Mr. Fashek and 64,000 shares of Common Stock that may be purchased by Mr. Fashek upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(9)	Comprised of 100,000 shares of Common Stock that may be purchased by Mr. Murphy upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(10)	Comprised of 100 shares of Common Stock held by Ms. Cassirer and 40,000 shares of Common Stock that may be purchased by Ms. Cassirer upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

(11)	Comprised of 40,000 shares of Common Stock that may be purchased by Ms. Schroeder upon exercise of stock options that are currently exercisable or exercisable within 60 days following the Record Date.

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PROPOSAL 1 – THE REVERSE STOCK SPLIT PROPOSAL

Background and Proposed Amendment

Our Certificate of Incorporation currently authorizes the Company to issue a total of 51,000,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock, par value $0.001 per share, and 11,000,000 shares of preferred stock, par value $0.001 per share.

On January 8, 2025, subject to stockholder approval, the Board approved an amendment to our Certificate of Incorporation to, at the discretion of the Board, to effect the Reverse Stock Split of our Common Stock at a ratio of 1-for-2 to 1-for-11, including shares held by the Company as treasury shares, with the exact ratio within such range to be determined by the Board of the Company at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 11 shares of our outstanding Common Stock would be combined and reclassified into one share Common Stock. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders and the Panel’s requirement for the limited extension for the Company to regain compliance with the continued listing on Nasdaq that, among other conditions, the Company shall have effected the Reverse Stock Split on or before March 31, 2025, and, thereafter, maintain a $1.00 closing bid price of the Company’s Common Stock for a minimum of ten consecutive trading days. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, compliance with the conditions the Company has to meet for the limited extension granted by the Panel for the Company to regain compliance with the continued listing on Nasdaq, the Company’s ability to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split is included as Annex A to this proxy statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the Reverse Stock Split Amendment is advisable and in the best interests of the Company and its stockholders and has submitted the Reverse Stock Split Amendment for consideration by our stockholders at the Special Meeting.

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Reasons for the Reverse Stock Split Amendment

Maintain Nasdaq Listing

On the date of the mailing of this proxy statement, our Common Stock was listed on Nasdaq under the symbol “NAOV.” The continued listing requirements of Nasdaq, among other things, require that our Common Stock must maintain a closing bid price in excess of $1.00 per share. We currently do not meet the continued listing requirements, and, as further described below, one of the conditions the Panel is requiring for the limited extension for the Company to regain compliance with the continued listing requirements is that we shall have effected the Reverse Stock Split on or before March 31, 2025, and, thereafter, maintain a $1.00 closing bid price of our Common Stock for a minimum of ten consecutive trading days. We also have been in the past, and may in the future be, unable to comply with the listing standards that we are required to meet to maintain the listing of our Common Stock on Nasdaq.

On April 10, 2024, we received the Letter from the Staff of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business days between February 27, 2024 and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to the Bid Price Rule. The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Panel. We subsequently timely requested the Hearing before the Panel, which was held on December 5, 2024.

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that the Company no longer satisfied the $2.5 million stockholders’ equity requirement set forth in the Equity Rule for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received the Decision Letter from the Panel granting a limited extension of time us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect the Reverse Stock Split; (ii) on or before March 31, 2025, we shall have effected the Reverse Stock Split and, thereafter, maintain a $1.00 closing bid price of the our Common Stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq.

If our Common Stock is delisted from Nasdaq, the Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.

If the Reverse Stock Split Amendment is effected, it would cause a decrease in the total number of shares of our Common Stock outstanding and increase the market price of our Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board approved the Reverse Stock Split Amendment as being in the best interests of the Company.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term and our Common Stock may be delisted. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock sufficient to regain compliance with the conditions required by the Panel. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

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There can be no assurance that the Company will satisfy the conditions required by the Panel regarding the market price or ultimately regain compliance with all applicable requirements for continued listing on Nasdaq and maintain listing of its Common Stock. If the Company is delisted from Nasdaq, among other things, it will increase the difficulty in the Company’s ability to raise money through the sale of its securities. A delisting of our Common Stock from Nasdaq could materially reduce the liquidity of our Common Stock and result in a corresponding material reduction in the price of our Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Reverse Stock Split will reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, satisfy the condition required by the Panel and regain compliance with the continued listing standards for the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-11.

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The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to regain and maintain the listing of our Common Stock on Nasdaq;

●	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split on or before March 31, 2025. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split Amendment, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Annex A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon the conditions the Company has to meet for the limited extension granted by the Panel for the Company to regain compliance with the continued listing on Nasdaq and its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split on or before March 31, 2025. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

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Effects of the Reverse Stock Split on Common Stock and Preferred Stock

Pursuant to the Reverse Stock Split Amendment, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Common Stock”) will become the holder of fewer shares of our Common Stock (“New Common Stock”) after consummation of the Reverse Stock Split.

Based on 6,138,028 shares of our Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of our Common Stock that would be outstanding as a result of the Reverse Stock Split under certain possible exchange ratios.

Proposed Ratio (Old Common Stock: New Common Stock)	Percentage Reduction in Outstanding Common Stock	Approximate Number of Shares of Common Stock to be Outstanding after the Reverse Stock Split
2:1	50%	3,069,014
3:1	66.67%	2,046,010
4:1	75%	1,534,507
5:1	80%	1,227,606
6:1	83.33%	1,023,005
7:1	85.71%	876,862
8:1	87.5%	767,254
9:1	88.89%	682,004
10:1	90%	613,803
11:1	90.91%	558,003

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except for those stockholders who receive an additional share of our Common Stock in lieu of a fractional share. None of the rights currently accruing to holders of our Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our Common Stock. The shares of New Common Stock will be fully paid and non-assessable.

The par value per share of the Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our Common Stock issuable upon the exercise of outstanding options and warrants, or that relate to other equity awards (e.g., restricted stock awards) would decrease proportionately, in each case based on the Reverse Stock Split ratio selected by the Board. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

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We are currently authorized to issue a maximum of 40,000,000 shares of our Common Stock. As of the Record Date, there were 6,138,028 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. Conversely, with respect to the number of shares reserved for issuance under, for example, our 2024 Plan (as defined below), our Board will proportionately reduce such reserve in accordance with the terms of the 2024 Plan. As of the Record Date, there were 600,000 shares of Common Stock reserved for issuance under the 2024 Plan, of which 104,350 remained available for future awards, and following the Reverse Stock Split, if any, such reserve will be reduced to between 300,000 to 54,545 shares of Common Stock, of which between approximately 52,175 to 9,486 shares will be available for future awards.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants, which could be exercised or converted after the Reverse Stock Split Amendment is effected.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, all outstanding options entitling their holders to purchase shares of our Common Stock, as well as any other equity awards granted pursuant to, or available under, the 2024 Long-Term Incentive Plan (the “2024 Plan”) or pursuant to the 2014 Long-Term Incentive Plan (the “2014 Plan” and together with the 2024 Plan, the “Inventive Plans”), will be proportionately reduced, in accordance with the terms of the applicable Incentive Plan, in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Code Sections 409A and 424. Correspondingly, the per share exercise price of any such options will be increased in direct proportion to the Reverse Stock Split ratio (rounded up to the nearest whole cent), so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain materially unchanged. For example, assuming that we effect the Reverse Stock Split at a ratio of 1-for-5, and that an optionee holds options to purchase 1,033 shares of our Common Stock at an exercise price of $1.00 per share, upon the effectiveness of the Reverse Stock Split at such ratio, the number of shares of the Common Stock subject to that option would be reduced to 206 (rounded down from 206.6 to account for fractional shares) and the exercise price would be proportionately increased to $5.00 per share.

As of the Record Date, there were warrants to purchase up to 2,873,461 shares of Common Stock issued and outstanding, representing 2,873,461 shares of Common Stock at a weighted average exercise price of $0.55 per share. If the Reverse Stock Split is effected, the outstanding warrants will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock. Correspondingly, the per share exercise price of such warrants will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the warrants will remain unchanged.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a bank, broker or other nominee, and have any questions in this regard, the Company encourages you to contact your nominee.

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Effect on “Book-Entry” Stockholders of Record

The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effect on Registered Certificated Shares

Some stockholders of record hold their shares of our Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or our periodic or other reporting requirements thereunder.

Anti-Takeover Effects

In addition, we have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of Common Stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share of Common Stock as a result of the Reverse Stock Split will receive one share of Common Stock in lieu of such fractional share. If such shares are subject to an award granted under the Incentive Plans, each fractional share of Common Stock will be rounded down to the nearest whole share of Common Stock in order to comply with the requirements of Sections 409A and 424 of the Code.

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Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only, does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances, and does not describe any potential state, local, or foreign tax consequences. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), current Treasury Regulations and administrative and court decisions and interpretations, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, or different interpretation. Any such changes could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares or equity awards in connection with employment or other performance of services (who will not incur a taxable event in connection with the Reverse Stock Split), broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the Old Common Stock shares were, and the New Common Stock shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than with respect to any stockholder that receives a full share for a fractional share (which will not apply to outstanding equity awards granted under the Incentive Plans), a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of New Common Stock received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in the Old Common Stock exchanged therefore and will be allocated among the shares of New Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Old Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of New Common Stock received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the shares of New Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Common Stock surrendered in exchange therefore, provided the shares of Old Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively is required for approval of the Reverse Stock Split Proposal. Abstentions will have no effect on the outcome of the Reverse Stock Split Proposal. Because the Reverse Stock Split Proposal is a considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the Reverse Stock Split Proposal unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results for the vote on the Reverse Stock Split Proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 2 – THE ISSUANCE PROPOSAL

Background and Reasons for the Exchange

On January 7, 2025, we entered into the Exchange Agreement with a certain institutional investor (the “Holder”) pursuant to which we agreed to issue an aggregate of (i) 456,478 shares of Common Stock, (ii) a warrant to purchase up to 1,744,186 shares of Common Stock (the “Common Warrant” and such shares issuable upon exercise of the Warrant, the “Common Warrant Shares”) and (iii) a pre-funded warrant to purchase up to 1,959,447 shares of Common Stock (the “Pre-Funded Warrant”), in exchange for a certain outstanding Series A-1 warrant (the “Series A-1 Warrant”), issued in September 2023, held by the Holder to purchase up to 2,906,977 shares of Common Stock at an exercise price of $1.47 per share (the “Exchange”). We cancelled the Series A-1 Warrant reacquired in the Exchange and such Series A-1 Warrant will not be reissued.

We undertook the Exchange in order to remove certain terms in the Series A-1 Warrant related to certain fundamental transactions that may be viewed as unattractive to potential investors or strategic partners and as a result could prevent us from completing a transaction which would otherwise be accretive to stockholders or make such transaction more costly and reduce the value of such transaction to holders of our Common Stock.

Terms of the Common Warrant

Other than removal of certain terms related to certain fundamental transactions discussed above, the Common Warrant has substantially the same terms as the Series A-1 Warrant, except that the exercise of the Common Warrant and issuance of the Common Warrant Shares upon exercise are subject to stockholder approval pursuant to the applicable rules and regulations of Nasdaq and that the Common Warrant is exercisable for a term of five and one half years from the date the stockholder approval and deemed effective under Delaware law and has an exercise price of $0.62088 per share (subject to adjustments in the Common Warrant). In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Common Warrant, the Holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to the formula set forth in the Common Warrant, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of Comon Warrant Shares or if the prospectus contained in such registration statement is not available for the resale of Common Warrant Shares by the Holder.

Reasons for Nasdaq Stockholder Approval

As a result of being listed for trading on Nasdaq, issuances of our Common Stock are subject to the Nasdaq Stock Market Rules, including Nasdaq Listing Rule 5635(d).

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering under the Nasdaq rules involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq Minimum Price”). The issuance of the Common Warrant Shares in the Exchange may be deemed to involve an issuance of securities convertible into more than 20% of our outstanding Common Stock for a price that is less than the Nasdaq Minimum Price. The Common Warrant is exercisable only after receipt of shareholder approval for the issuance of the Common Warrant Shares.

Accordingly, we are requesting in the Issuance Proposal that our stockholders approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of the Common Warrant Shares upon exercise of the Common Warrants.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

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Effect of the Issuance of the Common Warrant Shares

The potential issuance of the Common Warrant Shares would result in a significant increase in the number of shares of Common Stock outstanding. As a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock and therefore have relatively less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the Common Warrant Shares upon exercise of the Common Warrant could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

In addition to the foregoing, the increase in the number of shares of our common stock issued in connection with the Exchange and the issuance of the Common Warrant Shares may have an incidental anti-takeover effect in that the additional shares of our common stock issued could dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving the Issuance Proposal

If our stockholders do not approve the Issuance Proposal, then the Common Warrant will not be exercisable. Such failure to obtain stockholder approval may result in the loss of confidence by the Holder in the Company and most likely would cause the Holder and potential investors to be unwilling to further fund our business going forward. The loss of this funding source could materially and adversely affect our ability to raise additional capital in the future. If we are unable to access other sources of capital on acceptable terms, our operating capital may be materially reduced, which could materially and adversely affect our results of operations. Any negative impact on our results of operations due to our having reduced operating capital could negatively affect the market value of our Common Stock. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

In addition, although the Common Warrant provides for cashless exercise under certain conditions, if the Common Warrant is exercised for cash, we may receive up to an additional gross exercise price of approximately $1 million upon the exercise of the Common Warrant. However, there is no assurance that the Common Warrant will be exercised for cash.

Further Information

The terms of the Exchange, the securities issued in the Exchange and the Common Warrant are only briefly summarized above. For further information, please refer to the forms of the Exchange Agreement, the Pre-Funded Warrant and the Common Warrant, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on January 7, 2025, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively is required for approval of the Issuance Proposal. As related to the Issuance Proposal, the Holder may not vote any shares of Common Stock received in the Exchange or upon the exercise of the Pre-Funded Warrant. Because the Issuance Proposal is not considered a routine matter, if you hold your shares in “street name” and you do not instruct your bank, broker or other nominee how to vote, your broker will be unable to vote your shares on the Issuance Proposal. Abstentions and broker non-votes will have no effect on the vote on this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ISSUANCE PROPOSAL.

19

PROPOSAL 3 – THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of the our Common Stock outstanding and entitled to vote at the Special Meeting and voting in favor of any one or more of the proposals presented at the Special Meeting is insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of any one or more of the proposals presented at the Special Meeting.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that we will not obtain approval for one or more of the proposals presented at the Special Meeting, we could adjourn or postpone the Special Meeting without a vote on such proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such proposals.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively is required for approval of the Adjournment Proposal. Abstentions will have no effect on the Adjournment Proposal. Because the Adjournment Proposal is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to this proposal unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results for the vote on the Adjournment Proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

20

OTHER BUSINESS

The Board knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing no later than August 21, 2025, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted to the attention of Secretary, at our corporate offices at 969 Pruitt Place, Tyler TX 75703. However, pursuant to Rule 14a-8, if the date of the 2025 annual meeting has been changed by more than 30 days from the date of the 2024 annual meeting, or is held on a date that is before November 19, 2025, or after January 18, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the 2025 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2025 annual meeting.

Stockholders wishing to nominate a director or submit proposals to be presented directly at our next annual meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws concerning stockholder nominations and proposals. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by our Secretary in writing at our corporate offices at 969 Pruitt Place, Tyler TX 75703, not later than 90 or more than 120 days prior to the one-year anniversary of the date of the 2024 annual meeting (i.e., the date that is between August 21, 2025 and September 20, 2025); provided, however, that in the event that the 2025 annual meeting is called for a date that is 60 days prior to the date that is one year from the date of the 2024 annual meeting date or a date which is 30 days after the date of the 2024 annual meeting date (i.e., the date that is between October 20, 2025 and January 18, 2026), notice must be received by our Secretary at our principal executive offices not earlier than 120 days prior to the date of the 2025 annual meeting and not later than the later of (A) the date which is 90 days prior to the date of the 2025 annual meeting, or (B) if the first public announcement of the date of the 2025 annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the date of the public announcement of the date of the 2025 annual meeting. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 10, 2025 (i.e., the date that is 60 days prior to the anniversary date of the 2024 annual meeting).

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ANNEX A

Proposed Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF NANOVIBRONIX, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, NanoVibronix, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1. The name of the corporation is NanoVibronix, Inc. (the “Corporation”).

2. The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was October 20, 2003.

3. The date of filing of the Amended and Restated Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was April 10, 2015.

4. The Amended and Restated Certificate of Incorporation was further amended by Certificates of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on November 20, 2019, August 17, 2021, and February 7, 2023.

5. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Amended and Restated Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

6. Resolutions were duly adopted by the Board of Directors of the Corporation, in accordance with the provisions of the Amended and Restated Certificate of Incorporation set forth below, providing that, effective as of [●], New York time, on [●], each [●] (#) issued and outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, shall be converted into [●] (#) share of the Corporation’s Common Stock, par value $0.001 per share, as constituted following such date.

7. Paragraph E of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“E. Reverse Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [●] shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”), the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

8. The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.

9. Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

Dated: [●], 2025

NANOVIBRONIX, INC.

By:
Name:	Brian Murphy
Title:	Chief Executive Officer

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NANOVIBRONIX, INC.
969 PRUITT PLACE
TYLER, TX 75703

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NAOV2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61041-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NANOVIBRONIX, INC.

The Board of Directors recommends you vote FOR the following:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

V61042-TBD

NANOVIBRONIX, INC.
Special Meeting of Stockholders
February 24, 2025 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Murphy and Stephen Brown, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NANOVIBRONIX, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM Eastern Time, on February 24, 2025, via a live webcast at www.virtualshareholdermeeting.com/NAOV2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side